Solar Capital Ltd. Announces Quarter Ended March 31, 2017 Financial Results; Declares Quarterly Distribution of $0.40 per Share for Q2, 2017

NEW YORK, NY -- (Marketwired - May 02, 2017) - Solar Capital Ltd. (NASDAQ: SLRC) (the "Company" or "Solar Capital"), today reported net income of $17.2 million, or $0.41 per share, and net investment income of $16.3 million, or $0.39 per share, for the first quarter.

At March 31, 2017, net asset value (NAV) was $21.75 per share, a slight increase from the prior quarter. At quarter end, the investment portfolio, on a cost basis, remained over 99% performing. At March 31, the fair value of the Company's Comprehensive Investment Portfolio* was $1.48 billion.

The Company's Board of Directors declared a second quarter distribution of $0.40 per share payable on July 5, 2017 to stockholders of record on June 22, 2017. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2017:
Comprehensive Investment portfolio* fair value: $1.48 billion
Number of portfolio companies:* 90
Net assets: $918.8 million
Net asset value per share: $21.75
Portfolio Activity** for the Quarter Ended March 31, 2017:
Investments made during the quarter: $135.9 million
Investments prepaid and sold during the quarter: $85.9 million
Operating Results for the Quarter Ended March 31, 2017:
 Net investment income: $16.3 million
Net realized and unrealized gain: $0.8 million
Net increase in net assets from operations: $17.2 million
Net income per share: $0.41
Net investment income per share: $0.39

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.'s investment portfolio, Crystal Financial's full portfolio, and the senior secured loans held by Senior Secured Unitranche Loan Program LLC ("SSLP") and Senior Secured Unitranche Loan Program II LLC ("SSLP II") attributable to the Company (and excludes the fair value of the equity interests in Crystal Financial, SSLP and SSLP II).

** Includes investment activity through SSLP and SSLP II attributable to the Company.

"We are pleased to report another strong quarter, driven by the strategic initiatives we put in place to insulate our business from periods of heated market conditions," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "At March 31, 2017, stretch senior secured loans, life science first lien loans, and Crystal Financial's asset-based loans accounted for the majority of our Comprehensive Portfolio, and we expect their combined portfolio weighting to increase as we move towards our target leverage. As we ramp the new Solar Life Science Program and complete the ramps of SSLP and SSLP II, we anticipate meaningful growth in our investment income."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 3, 2017. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call; international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 97977008 when prompted. A telephone replay will be available until May 17, 2017 and can be accessed by dialing (855) 859-2056 and using the passcode 97977008. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital's website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended March 31, 2017, Solar Capital had gross originations of $135.9 million across 14 portfolio companies, including its ownership of investments made by SSLP and SSLP II. Investments sold or prepaid during the quarter ended March 31, 2017 totaled approximately $85.9 million, including repayments within SSLP and SSLP II attributable to the Company.

Portfolio Composition

At March 31, 2017, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial, SSLP and SSLP II, was 10.2%, measured at fair value, and 10.5%, measured at amortized cost, a modest increase from the prior quarter. As of March 31, 2017, we had one issuer on non-accrual status, representing 0.64% of the cost of the investment portfolio and 0.00% of fair value.

Our Comprehensive Investment Portfolio composition at March 31, 2017 was as follows:

----------------------------------------------------------------------------
 Comprehensive Portfolio Composition, measured at fair     Amount
 value:                                                    ($mm)       %
----------------------------------------------------------------------------
 Senior secured loans - excluding Life Science             $593.0    40.0%
----------------------------------------------------------------------------
 Senior secured loans - Life Science                       $213.3    14.4%
----------------------------------------------------------------------------
 Senior secured loans in SSLP and SSLP II, attributable
 to Solar Capital                                          $268.2    18.0%
----------------------------------------------------------------------------
 Crystal Financial's full portfolio of senior secured
 loans                                                     $347.1    23.4%
----------------------------------------------------------------------------
 Total Senior Secured Loans                               $1,421.6   95.8%
----------------------------------------------------------------------------
 Unsecured Securities                                      $28.2      1.9%
----------------------------------------------------------------------------
 Equity and equity-like securities, excluding Crystal
 Financial, SSLP and SSLP II Membership Interests          $34.0      2.3%
----------------------------------------------------------------------------
 Total Comprehensive Investment Portfolio                 $1,483.8   100.0%
----------------------------------------------------------------------------
 Floating Rate Investments as % of the Income-producing
 Comprehensive Portfolio                                  $1,413.1   96.5%
----------------------------------------------------------------------------

The Comprehensive Portfolio is diversified across 90 unique issuers across 32 distinct industries and with an average exposure of $16.5 million or 1.1% per issuer.

Crystal Financial

At March 31, 2017, Crystal Financial's $347.1 million funded portfolio consisted of senior secured loans from 24 issuers with an average exposure of $14.5 million. One hundred percent of Crystal's investments are senior secured loans and approximately 98.8% are floating-rate. For the quarter ended March 31, 2017, Crystal Financial invested approximately $25.8 million and had investments repaid or sold of approximately $48.8 million. For the quarter ended March 31, 2017, Crystal Financial distributed $7.9 million to Solar Capital, consistent with the prior quarter, resulting in an annualized distribution yield, at cost, of approximately 11.3%.

Senior Secured Unitranche Loan Program

As of March 31, 2017, the Company and Voya contributed combined equity capital in the amount of $116.4 million of a total commitment of $200 million to SSLP. At March 31, 2017, the SSLP portfolio consisted of $204.0 million of floating rate senior secured loans to 12 different borrowers. During the quarter, SSLP invested $24.0 million across four portfolio companies. Investments prepaid and amortization totaled $0.6 million during the same period. At March 31, 2017, the weighted average asset level yield of the SSLP portfolio was 7.4%, measured at fair value and 7.4%, measured at cost.

At March 31, 2017, SSLP had drawn $76.1 million under its $200 million revolver credit facility. The annualized return on average equity for Q1 2017 was 8.6% for SSLP. SSLP is expected to achieve low teens ROE once the vehicle is fully ramped.

Senior Secured Unitranche Loan Program II

As of March 31, 2017, the Company and WFI contributed combined equity capital in the amount of $59.2 million of a total commitment of $93 million to SSLP II. At March 31, 2017, the SSLP II portfolio consisted of $111.3 million of floating rate senior secured loans to 15 different borrowers. During the quarter, SSLP II invested $20.0 million across 5 portfolio companies. Investments prepaid and amortization totaled $1.0 million during the same period. At March 31, 2017, the weighted average asset level yield of the SSLP II portfolio was 7.3%, measured at fair value and 7.7%, measured at cost.

At March 31, 2017, SSLP II had drawn $45.3 million under its $100 million credit facility. The annualized return on average equity for Q1 2017 was 10.3% for SSLP II. SSLP II is expected to achieve low teens ROE once the vehicle is fully ramped.

Life Science Lending Platform

The fair value of the life science first lien senior secured portfolio was $213.3 million at March 31, 2017, consisting of first lien loans to 24 different borrowers, with an average loan balance of $8.9 million. At March 31, 2017, the weighted average yield of the life science loan portfolio was 11.4% at fair value and 11.8%, measured at cost. The weighted average IRR on all realized life science investments from inception through March 31, 2017 is 18.6%, including realized warrants.

On February 22, 2017, the Company and its affiliates announced the formation of the Solar Life Science Program LLC ("LSJV") in partnership with Deerfield Management. LSJV is expected to invest the majority of its assets in first lien loans to publicly-traded companies in the U.S. life science industry. Aside from the larger enterprise value of the targeted companies, the business model is consistent with the loans currently being originated by Solar Capital Partners' life science lending team.

The Company, Solar Senior Capital, affiliates of the joint venture between Solar Capital Partners and PIMCO, and Deerfield Management committed equity capital of up to $350 million to LSJV, subject to certain conditions. The individual organizations' specific commitments are $50 million, $75 million, $75 million and $150 million, respectively. Once a sufficient number of investments have been made, LSJV is expected to be levered up to approximately 1.0x debt-to-equity, based on discussions with third party debt providers. LSJV is expected to generate a mid-to-high-teens return on equity, consistent with the returns Solar Capital and Solar Senior have achieved on their realized life science investments to date.

Solar Capital Ltd.'s Results of Operations for the Quarter Ended March 31, 2017 Compared to the Quarter Ended March 31, 2016

Investment Income

For the quarters ended March 31, 2017 and 2016, gross investment income totaled $34.4 million and $34.0 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to growth of the dividends from our investments in SSLP and SSLP II.

Expenses

Net expenses totaled $18.1 million and $17.1 million, respectively, for the quarters ended March 31, 2017 and 2016. The increase in expenses for the three months ended March 31, 2017 versus the three months ended March 31, 2016 was primarily due to higher net performance-based incentive fees and higher interest expense as we expensed $0.5 million in conjunction with the February issue of 2022 Unsecured Notes.

Net Investment Income

Net investment income totaled $16.3 million and $16.9 million, or $0.39 and $0.40 per average share, respectively, for the quarters ended March 31, 2017 and 2016.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain for the quarters ended March 31, 2017 and 2016 totaled approximately $0.8 million and $11.3 million, respectively. The net realized and unrealized gain for the quarter ended March 31, 2017 was primarily due to the sale of select assets and the unrealized appreciation in the value of select investments, partially offset by the unrealized depreciation in other select investments.

Net Increase in Net Assets Resulting From Operations

For the quarters ended March 31, 2017 and 2016, the Company had a net increase in net assets resulting from operations of $17.2 million and $28.2 million, respectively. For the quarters ended March 31, 2017 and 2016, earnings per average share were $0.41 and $0.67, respectively.

Liquidity and Capital Resources

As of March 31, 2017, the Company had a total of $395.0 million of unused borrowing capacity under its revolving credit facility, subject to borrowing base limits.

On February 15, 2017, the Company closed a $100 million follow-on private offering of unsecured senior notes due 2022 (the "2022 Unsecured Notes") with a fixed interest rate of 4.60% and a maturity date of May 8, 2022. With the additional private placement, the aggregate amount of 2022 Unsecured Notes is $150 million, with a weighted average fixed interest rate of 4.53%. Interest on the 2022 Unsecured Notes is due semi-annually on May 8 and November 8. The 2022 Unsecured Notes were issued in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2017, the composition of our portfolio, on a risk ratings basis, was as follows:

---------------------------------------------------------------------------
Internal Investment Rating  Investments at Fair Value  % of Total Portfolio
---------------------------------------------------------------------------
             1                        $136.0                   10.3%
---------------------------------------------------------------------------
             2                       $1,137.2                  85.9%
---------------------------------------------------------------------------
             3                        $49.3                    3.7%
---------------------------------------------------------------------------
             4                         $1.0                    0.1%
---------------------------------------------------------------------------

Financial Statements and Tables

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                                   March 31,
                                                     2017      December 31,
                                                  (unaudited)      2016
                                                 ------------  ------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost: $835,590
   and $815,955, respectively)                   $    825,238  $    804,783
  Companies 5% to 25% owned (cost: $8,511 and
   $8,511, respectively)                                   --           777
  Companies more than 25% owned (cost: $476,317
   and $477,491, respectively)                        498,257       499,218
                                                 ------------  ------------
    Total investments (cost: $1,320,418 and
     $1,301,957, respectively)                      1,323,495     1,304,778
Cash                                                   24,132         2,152
Cash equivalents (cost: $399,808 and $309,894,
 respectively)                                        399,808       309,894
Receivable for investments sold                        17,526        13,602
Interest receivable                                     5,898         8,079
Dividends receivable                                   11,594        10,952
Other receivable                                           55            54
Prepaid expenses and other assets                       1,404         1,036
                                                 ------------  ------------
  Total assets                                   $  1,783,912  $  1,650,547
                                                 ------------  ------------

Liabilities
Revolving credit facilities                      $         --  $    115,200
Unsecured senior notes due 2022                       150,000        50,000
Unsecured senior notes due 2042 ($100,000 and
 $100,000 face amounts, respectively, reported
 net of unamortized debt issuance costs of $2,859
 and $2,886, respectively)                             97,141        97,114
Senior secured notes                                   75,000        75,000
Term loan                                              50,000        50,000
Distributions payable                                  16,899        16,899
Payable for investments and cash equivalents
 purchased                                            459,980       309,894
Management fee payable                                  6,719         6,870
Performance-based incentive fee payable                 4,083         4,412
Interest payable                                        4,059         2,225
Administrative services expense payable                   437         3,289
Other liabilities and accrued expenses                    828         1,137
                                                 ------------  ------------
  Total liabilities                              $    865,146  $    732,040
                                                 ------------  ------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 42,248,525 and
 42,248,525 shares issued and outstanding,
 respectively                                    $        422  $        422
Paid-in capital in excess of par                      989,732       989,732
Distributions in excess of net investment income      (12,416)      (11,847)
Accumulated net realized loss                         (62,049)      (62,621)
Net unrealized appreciation                             3,077         2,821
                                                 ------------  ------------
  Total net assets                               $    918,766  $    918,507
                                                 ============  ============
Net Asset Value Per Share                        $      21.75  $      21.74
                                                 ============  ============

                             SOLAR CAPITAL LTD.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except share amounts)

                                                     Three months ended
                                                 --------------------------
                                                   March 31,     March 31,
                                                     2017          2016
                                                 ------------  ------------
INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                   $     21,818  $     23,597
  Companies more than 25% owned                           334           531
Dividends:
  Companies less than 5% owned                             10            --
  Companies more than 25% owned                        11,678         9,886
Other income:
  Companies less than 5% owned                            492            --
  Companies more than 25% owned                            60            19
                                                 ------------  ------------
    Total investment income                            34,392        34,033
                                                 ------------  ------------
EXPENSES:
Management fees                                  $      6,719  $      6,748
Performance-based incentive fees                        4,083         4,030
Interest and other credit facility expenses             5,669         5,021
Administrative services expense                         1,335         1,319
Other general and administrative expenses                 256           795
                                                 ------------  ------------
    Total expenses                                     18,062        17,913
Performance-based incentive fees waived                    --          (795)
                                                 ------------  ------------
    Net expenses                                       18,062        17,118
                                                 ------------  ------------
      Net investment income                      $     16,330  $     16,915
                                                 ------------  ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS, CASH EQUIVALENTS AND FOREIGN
 CURRENCIES:
Net realized gain (loss) on investments and cash
 equivalents:
  Companies less than 5% owned                   $        588  $         --
  Companies 5% to 25% owned                               (15)           --
                                                 ------------  ------------
    Net realized gain on investments and cash
     equivalents                                          573            --
Net realized gain (loss) on foreign currencies             (1)            1
                                                 ------------  ------------
    Net realized gain                                     572             1
                                                 ------------  ------------
Net change in unrealized gain (loss) on
 investments and cash equivalents                         256        11,260
Net change in unrealized gain (loss) on foreign
 currencies                                                --             1
                                                 ------------  ------------
    Net change in unrealized gain (loss)                  256        11,261
                                                 ------------  ------------
      Net realized and unrealized gain (loss) on
       investments, cash equivalents and foreign
       currencies                                         828        11,262
                                                 ------------  ------------
NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                      $     17,158  $     28,177
                                                 ============  ============
EARNINGS PER SHARE                               $       0.41  $       0.67
                                                 ============  ============

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770

Contact
Investor Relations
(646) 308-8770